THE OLB GROUP, INC.

BY-LAWS

ARTICLE I.
MEETING OF STOCKHOLDERS

SECTION 1. Annual. Meetings of the stockholders for the purpose of electing Directors, and transacting such other proper business as may be brought before the meeting, shall be held annually at such date, time and place, within or without the State of Delaware as may be designated by the Board of Directors ("Board").

SECTION 2. Special. Special meetings of the stockholders may be called by the Board and shall be called by the Secretary at the request in writing of the stockholders owning issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation. Special meetings shall be held within or without the State of Delaware, as the Board shall designate.

SECTION 3. Notice. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days, unless a different period is prescribed by law, before the date of such meeting to each stockholder entitled to vote thereat.

SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

SECTION 5. Organization. The Chairman of the Board shall preside at meetings of stockholders. The Secretary of the Company shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint a Secretary of the meeting. The order of business for such meetings shall be determined by the Chairman of the Board.

SECTION 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation present or represented by proxy and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled, for each share of the capital stock entitled to vote thereat held by such stockholder, such number of votes as are set forth for such share in the Certificate of Incorporation as in effect from time to time. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 7. Inspector(s). At each meeting of the stockholders the Inspector(s) shall, among other things, ascertain the number of shares outstanding and the voting power of each; determined the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; and certify their determination of the number of shares represented and their count of all votes and ballots. If three or more Inspectors are appointed, a majority of those appointed shall have power to make a decision. Each such Inspector shall be appointed by the Board before the meeting, or in default thereof, by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any Inspector previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

SECTION 8. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II.
BOARD OF DIRECTORS

SECTION 1. Number. The business and affairs of the Company shall be under the direction of the Board. The number of Directors shall be determined from time to time by the Board.

SECTION 2. Term. Each Director shall hold office until the next annual election of Directors and until the Director's successor is elected and qualified.

SECTION 3. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. The acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

SECTION 4. Vacancies. In case of any vacancy in the Board for any cause, the remaining Directors, by vote of majority of the whole board, may elect a successor to hold office for the unexpired term of the Director whose place is vacant.

SECTION 5. Regular Meetings. Regular meetings of the Board shall be held at such times as the Board may designate. A notice of each regular meeting shall not be required.

SECTION 6. Special Meetings. Special meetings of the Board shall be held whenever called by the direction of the Chairman of the Board, or of one-third of the Directors.

The Secretary shall give notice of such special meetings by mailing the same at least 48 hours before the meeting, or by telegraphing the same at least 24 hours before the meeting to each Director, or on such shorter notice as may reasonably be deemed necessary or appropriate in the circumstances; but such notice may be waived by any Director. Presence by a Director at such a meeting will constitute a waiver of such notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every Director shall be present, any business may be transacted, irrespective of notice.

SECTION 7. Quorum. One-third of the Board shall constitute a quorum. If there be less than a quorum present at any meeting, a majority of those present may adjourn the meeting from time to time.

Except as otherwise provided by law, the Certificate of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at any meeting at which there is quorum shall be necessary for the passage of any resolution.

SECTION 8. Place of Meeting, Etc. The Directors shall hold the meetings, and may have an office or offices in such place or places within or outside the State of Delaware as the Board from time to time may determine.

SECTION 9. Interested Directors No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the Corporation is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

SECTION 10. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

SECTION 12. Committees. The Board may, by resolution passed by a majority of the members of the Board then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

SECTION 13. Removal. A director or the entire Board may be removed at any time, with or without cause, by the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

ARTICLE III. OFFICERS

SECTION 1. Officers. The Board may appoint such officers as it deems necessary, who shall have such authority and shall perform such duties as may be prescribed, respectively by the Board.

SECTION 2. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board or the Secretary and such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

SECTION 3. Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board. The Chairman of the Board shall have supervisory responsibility over the strategic direction of the Corporation and shall play an active role in building and leading the Corporation. Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board. The Chairman of the Board shall preside at all meetings of the stockholders and shall preside at all meetings of the Board. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board and the Chairman of the Board, have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board, the Chairman of the Board or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board. The Board may elect to combine the offices of the Chairman of the Board and Chief Executive Officer at any time.

SECTION 5. Secretary. The Secretary shall keep the minutes of all the meetings of the Board and the minutes of all the meetings of the stockholders; the Secretary shall attend to the giving and serving of all notices of meetings as required by law or these Bylaws; the Secretary shall affix the seal of the Company to any instruments when so required; and the Secretary shall in general perform all the corporate duties incident to the office of Secretary, subject to the control of the Board, and such other duties as may be assigned to the Secretary by the Board or the Chairman of the Board.

SECTION 6. Removal. All officers may be removed or suspended at any time by the Board. All officers, agents and employees, other than officers elected or appointed by the Board, may be suspended or removed by the officer appointing them.

SECTION 7. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

SECTION 8. Vacancies. A vacancy in any office shall be filled in the same manner as provided for election or appointment to such office.

ARTICLE IV.
STOCK

SECTION 1. Certificate for Shares. The shares of the capital stock of the Company shall be represented by certificates unless the Company provides by appropriate action that some or all of any or all classes or series of the Company's stock shall be uncertificated. Notwithstanding the Company's taking such action, to the extent required by law, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate representing the number of shares in the Company owned by such stockholder in such form, not inconsistent with the Certificate of Incorporation, as shall be prescribed by the Board. Certificates representing shares of the capital stock of the Company shall be signed by the Chairman of the Board and the Treasurer or Secretary. Any or all signatures on the certificate, including those of the Transfer Agent and Registrar, may be facsimile.

The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books.

All certificates surrendered to the Company shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled, except that the Board may determine, from time to time, the conditions and provisions on which new certificates may be used in substitution of any certificates that may have been lost, stolen or destroyed.

SECTION 2. Transfer of Shares. Shares in the capital stock of the Company shall be transferred by the record holder thereof, in person, or by any such person's attorney upon surrender and cancellation of certificates for a like number of shares.

SECTION 3. Regulations. The Board also may make rules and regulations concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

The Board may appoint one or more transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent and a registrar of transfer.

SECTION 4. Record Date of Stockholders. The Board may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

SECTION 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 6. Corporate Seal. The Board shall approve a suitable corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE V.
NOTICES

SECTION 1. Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notice be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall submit, either before or after the time stated therein, a written waiver of notice or who shall attend the meeting other than a stockholder who attends the meeting solely for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Unless the Board, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at a meeting at which the adjournment is taken.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, unless excepted under Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation under any provision of these By-Laws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by a form of electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Electronic transmission includes any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI.
MISCELLANEOUS

SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, and may be paid in cash, in securities or in other property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

SECTION 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

ARTICLE VII.
INDEMNIFICATION

SECTION 1. Indemnification of Directors or Officers. Each person who is or was a Director or officer of the Company (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted by the General Corporation Law of Delaware against any liability, cost or expense asserted against such Director or officer and incurred by such Director or officer by reason of the fact that such person is or was a Director or officer. The right to indemnification conferred by this Section shall include the right to be paid by the Company the expenses incurred in defending in any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Company of such undertakings as might be required of an indemnitee by the General Corporation Law of Delaware.

In any action by an indemnitee to enforce a right to indemnification hereunder or by the Company to recover advances made hereunder, the burden of proving that the indemnitee is not entitled to be indemnified shall be on the Company. In such an action, neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination that indemnification is proper, nor a determination by the Company that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such an action, an indemnitee shall be entitled to be paid also the expense of prosecuting or defending same. The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such person against any such liability, cost or expense.

SECTION 2. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 3. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

SECTION 4. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.